EXHIBIT 1

EXECUTION VERSION

UNDERWRITING AGREEMENT

Dated June 21, 2007

REPÚBLICA ORIENTAL DEL URUGUAY,

acting through the Ministry of Finance

AND

ABN AMRO INCORPORATED

DEUTSCHE BANK SECURITIES INC.

________________________________________________

UNDERWRITING AGREEMENT

3.70% UI Bonds due 2037

________________________________________________

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TABLE OF CONTENTS

Page

1.	Issue of Securities, Prospectus and Publicity	1
2.	Stabilization	2
3.	Agreements by the Underwriters	2
4.	Listing	3
5.	Representations and Warranties of the Republic	3
6.	Additional Representations and Warranties of the Republic	8
7.	Covenants of the Republic	9
7.(A)	Covenants of the Underwriters	11
8.	Conditions Precedent	11
9.	Closing	13
10.	Indemnification and Contribution	14
11.	Default of Underwriters	16
12.	Underwriters Not Fiduciaries.	16
13.	Expenses	17
14.	Termination	17
15.	Survival of Representations and Obligations	18
16.	Notices	18
17.	Governing Law and Jurisdiction	19
18.	Waiver of Sovereign Immunity	19
19.	Severability	20
20.	Counterparts	20
21.	Successors	20
22.	Obligation of the Underwriters for Purposes of Uruguayan Law	20

EXHIBITS

Exhibit A = Form of Opinion of Dr. Enrique Guerra,

Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

Exhibit B = Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP,

special New York counsel for the Republic

Exhibit C = Form of the Underwriters’ Blood Letter

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REPÚBLICA ORIENTAL DEL URUGUAY

3.70% UI Bonds due 2037

UNDERWRITING AGREEMENT

June 21, 2007

ABN AMRO Incorporated

55 East 52nd Street

New York, NY 10055

USA

Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

New York, NY 10005

USA

Ladies and Gentlemen:

REPÚBLICA ORIENTAL DEL URUGUAY acting through the Ministry of Finance (the “Republic”) proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”) the Ps. 11,933,750,000 aggregate principal amount of its 3.70% UI Bonds due 2037 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of May 29, 2003 (the “Indenture”), among the Republic, Banco Central del Uruguay (“Banco Central”), as the Republic’s financial agent, and the trustee named therein (the “Trustee”). A copy of the executed Indenture was filed on June 9, 2003 as an exhibit to a post-effective amendment to registration statement No. 333-103739, under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), dated March 11, 2003, of the Republic. The Securities will be issued in the form of one or more registered global securities (the “Global Securities”) deposited with a custodian for, and registered in the name of a nominee of the Depository Trust Company (“DTC”), in the authorized denominations specified in Schedule I hereto. For purposes of the laws of the Republic, this Agreement is intended to secure the agreement on the part of the Underwriters to disburse the purchase price, as specified in Schedule I hereto (the “Purchase Price”), to or for the account of the Republic against delivery of the Securities, subject to the terms and conditions set forth herein. Except where the context otherwise requires, terms not otherwise defined in this Agreement shall have the meanings specified in the Indenture or in the Securities.

1.	Issue of Securities, Prospectus and Publicity

(a)   Agreement to Issue. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Republic, at the Purchase Price, subject to the adjustments referred to in Section 9(c) hereof, the aggregate principal amount of the Securities set forth in Schedule II hereto.

(b)   The Securities. At or prior to the Closing Date (as defined in Section 9(a) herein), the Securities will be issued in accordance with the terms of the Indenture and will be substantially

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in the form and contain such terms as set forth therein. This Agreement, the Indenture and the Securities are together referred to herein as the “Agreements.”

(c)   Publicity. Except as may be required by law and except as provided for in this Agreement, no announcement or other publicity relating to the Securities shall be made or issued directly or indirectly by or on behalf of any of the parties hereto without the prior approval of the Republic and the Underwriters.

2.	Stabilization

(a)   The Underwriters, for their own account, may, to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including, without limitation, overallotting the offering, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, the Underwriters shall act as principals and not as agents of the Republic, and any loss resulting from overallotment or stabilization will be borne, and any profit arising from the same shall be retained by the Underwriters. Such transactions may be effected on the London Stock Exchange, in the over-the-counter market or otherwise. The Underwriters are not required to engage in these activities and may end these activities at any time.

United Kingdom Stabilization- In connection with the issue of the Securities, Deutsche Bank Securities Inc. may over-allot Securities (provided that the aggregate principal amount of the Securities allotted does not exceed 105% of the aggregate principal amount of Securities) or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. However, there is no assurance that Deutsche Bank Securities Inc. will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the Securities and 60 days after the date of the allotment of the Securities.

(b)   Nothing in this Section 2 shall be construed as requiring the Republic to issue more than Ps. 11,933,750,000 aggregate principal amount of the Securities.

3.	Agreements by the Underwriters

(a)   Purchase of Securities. The Underwriters agree to purchase the Securities at the Purchase Price on the Closing Date pursuant to the terms of this Agreement.

(b)   Restrictions. The Underwriters represent, warrant and agree that they and each of their affiliates have complied and will comply with the terms set out in Schedule III hereto.

The Underwriters have not entered nor will enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with their affiliates or with the prior written consent of the Republic pursuant to the terms of this Agreement.

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(c)   Sales Among Affiliates of the Underwriters. The Republic acknowledges and agrees that the Underwriters may sell to any of their affiliates Securities purchased by the Underwriters, and that any of such affiliates may sell to other such affiliates or to the Underwriters Securities purchased by such affiliates.

4.	Listing

(a)   Application for Listing(s). The Republic confirms that it will make or cause to be made an application on its behalf for the Securities to be listed on each official list and/or securities exchange named in Schedule I hereto (each a “Stock Exchange”) on or prior to the Closing Date to the extent necessary to list the Securities thereon.

(b)   Supply of Information. The Republic agrees to deliver or cause to be delivered to each Stock Exchange copies of such documents as may be reasonably required for the purpose of obtaining such listing.

5.	Representations and Warranties of the Republic

The Republic represents and warrants to the Underwriters as follows:

(a)   Registration Statement.

(i) The Republic meets the requirements for use of Schedule B under the Securities Act. The Republic has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under Schedule B (No. 333-142594) covering the registration of the Securities under the Securities Act and including the related basic prospectus (the “Basic Prospectus”). Such registration statement has been declared effective by the Commission, as amended as of the date and time of this Agreement (the “Execution Time”). Such registration statement, as amended as of the Execution Time, together with the Basic Prospectus constituting a part thereof, any prospectus supplement relating to the Securities and all documents incorporated by reference thereto, meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Securities Act. The Republic has filed a preliminary prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act, which has been furnished to the Underwriters (the “Preliminary Prospectus Supplement”), and proposes to file with the Commission, pursuant to Rule 424(b) under the Securities Act, a supplement to the Basic Prospectus (the “Prospectus Supplement”) relating to the Securities and the plan of distribution thereof and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. Such registration statement (including the Basic Prospectus and any documents incorporated by reference in such registration statement), as amended as of the Execution Time, including the exhibits thereto and all documents incorporated by reference in the Basic Prospectus contained therein, if any, at the date and time it became effective (the “Effective Time”), is hereinafter referred to as the “Registration Statement.”

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The Basic Prospectus together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) after the Execution Time is hereinafter referred to as the “Final Prospectus;” and any reference to any amendment or supplement to the Final Prospectus or the Basic Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the Execution Time, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Final Prospectus.

(ii) Prior to the termination of the offering of the Securities, the Republic will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing and which has not been approved by the Underwriters after consultation with their counsel.

(iii) At the Effective Time, the Registration Statement and any amendment thereof did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus and any amendment or supplement thereto will, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. Neither the Registration Statement, as amended at the Effective Time and at the Execution Time, nor the Final Prospectus, as amended or supplemented as of any such time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Final Prospectus as amended or supplemented as of any such time, in the light of the circumstances under which they were made) not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Registration Statement or the Final Prospectus made in reliance upon and in conformity with the information furnished in writing to the Republic by the Underwriters, expressly for use in the Registration Statement or the Final Prospectus.

(iv) The Disclosure Package (as defined herein), at the date and time of the first sale of the Securities to the public (3:05 p.m. New York City Time on the date of this Agreement, the “Initial Sale Time”), when taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Republic by any Underwriter specifically for use therein. The (i) Basic Prospectus, as amended and supplemented as of the Execution Time, (ii) Preliminary Prospectus Supplement, (iii) issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each an “Issuer Free Writing Prospectus”), if any, identified in Schedule IV hereto, and (iv) any other free writing prospectus as defined in Rule 405 under the

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Securities Act (each a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of this Disclosure Package, are hereinafter referred to as the “Disclosure Package”.

(v) Upon approval by the UK Listing Authority, the document filed with the UK Listing Authority (the “UKLA Document”) will contain all particulars and information required by, and the publication of the UKLA Document will comply with the rules made by the UK Listing Authority under Part VI of the Financial Services and Markets Act 2000, as amended, and on or prior to the Closing Date the Republic will have made an application for admission for trading of the Securities on the London Stock Exchange.

(vi) The documents, if any, incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Disclosure Package or the Final Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters, expressly for use in the Disclosure Package or the Final Prospectus.

(b)   Power and Authority. The Republic has full power and authority to execute and deliver each of this Agreement and the Securities and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

(c)   Authorization. The issuance and sale of the Securities and the execution and delivery of this Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

(d)   Validity of Agreements. Each of this Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

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(e)   Validity of Securities. The Securities have been duly and validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with this Agreement, will be valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(f)    Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements by the Republic, or for the issue, sale, delivery and performance of the Securities as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, as the case may be, or for the validity or enforceability of the Agreements, against the Republic, except Decree No. 214/007, dated June 20, 2007 (the “Decree”) of the Executive Power of the Republic and resolution dated June 20, 2007 of the Ministry of Finance of the Republic approving the terms of the Securities and the execution and delivery of this Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder (the “Ministry of Finance Resolution”) which have been duly obtained are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(g)   Compliance. The execution, delivery and performance of this Agreement and the Indenture, the issuance, sale and delivery of the Securities, and the consummation of the other transactions contemplated by the Agreements and the Securities (and compliance with the terms hereof and thereof) do not in any material respect (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets is bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets. As used herein, the term “National Governmental Agency” means any entity subject to Chapter I of Section XI of the Constitution of the Republic.

(h)   Event of Default. No event has occurred and is continuing and no circumstance has arisen which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities.

(i)    Litigation. Other than as described or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its

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obligations under the Agreements, or which are otherwise material in the context of the issue of the Securities.

(j)    Taxes and Filing of Documents. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder, and it is not necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

(k)   Republic’s Obligations. When duly issued and authenticated, the Securities will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic has been pledged for the due and punctual payment of the principal of, interest on, and any additional amount required to be paid with respect to, the Securities and the performance of the covenants therein contained; when issued, the Securities will rank pari passu in priority of payment, in right of security and in all other respects with all other Foreign Debt (as defined in the Terms and Conditions of the Securities) with respect to the Republic now or hereafter outstanding (except to the extent any such other Foreign Debt ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the Securities)).

(l)    Private Action. The execution, delivery and performance of this Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Securities and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by the Republic contained in Section 18 hereof, Section 9.7 of the Indenture and Paragraph 15(d) of the Terms and Conditions of the Securities and the indemnification and contribution provisions contained in Section 10 hereof do not conflict with Uruguayan law or public policy.

(m)  IMF. The Republic is a member of the International Monetary Fund (the “IMF”).

(n)   Enforcement of Agreements. After being translated into Spanish by an official translator, this Agreement, the Indenture and the Securities, upon the due execution, issuance and delivery thereof, will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

(o)   Additional Amounts. Under currently existing law, all payments made in respect of the Securities will be free and exempt from any and all taxes, duties or other governmental

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charges of whatever nature of the Republic, except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon, all payments on the Securities will be made by the Republic without withholding or deduction for or on account of any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the Republic or any political subdivision or taxing authority thereof or therein having power to tax, unless the Republic is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges, and, in such event, the Republic shall pay Additional Amounts (as defined in the Indenture) to the extent provided in the Securities; and the Underwriters are not subject to any taxes, duties or other charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Underwriters hereunder solely by reason of entering into this Agreement or receiving payments hereunder.

(p)   Licenses, Consents and Residence. It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

6.	Additional Representations and Warranties of the Republic

The Republic also represents and warrants to the Underwriters as follows:

a.     Power and Authority. Banco Central has full power and authority under the laws of the Republic to execute and deliver each of the documents and instruments to be executed and delivered by it under the Indenture, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed and observed.

b.     Validity of Agreements. The Indenture constitutes valid and binding obligations of Banco Central in its capacity as financial agent of the Republic enforceable against Banco Central in accordance with its respective terms.

c.     Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Indenture by Banco Central in its capacity as financial agent of the Republic and the compliance by Banco Central with the terms of the Indenture or for the validity or enforceability of the Indenture except for those that have been duly obtained and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

d.     Compliance. The execution, delivery and performance of the Indenture by Banco Central, the consummation of the other transactions contemplated by the Indenture (and

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compliance with the terms thereof) do not in any material respect (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon Banco Central, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material fiscal agency agreement, trust deed, mortgage or other agreement to which Banco Central is a party or by which it or its properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets.

e.     Litigation. Other than as described or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting Banco Central which, if determined adversely to Banco Central, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of Banco Central or would materially adversely affect the ability of Banco Central to perform its obligations under the Indenture, or which are otherwise material in the context of the issue of the Securities.

f.      Private Action. The execution, delivery and performance of the Indenture and the other documents referred to therein by Banco Central constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither Banco Central nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by Banco Central contained in Section 9.7 of the Indenture does not contradict Uruguayan law or public policy.

7.	Covenants of the Republic

The Republic agrees with the Underwriters as follows:

(a)   Representations and Warranties. The Republic acting through the Debt Management Office of the Ministry of Finance will notify the Underwriters promptly if at any time prior to payment of the Purchase Price to the Republic on the Closing Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in Section 5 or Section 6 hereof, as the case may be, and will forthwith take such steps as the Underwriters may reasonably require to remedy and/or publicize the fact.

(b)   Filing and Delivery of Prospectus Supplement. Promptly after the execution and delivery of this Agreement, the Republic will file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act, setting forth, among other things, the necessary information with respect to the terms of offering of the Securities. The Republic will promptly deliver to the Underwriters (through their counsel) copies of all amendments to the Registration Statement hereafter made (including any Form 18-K and amendment thereto),

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which relate to the Securities (in each case including all exhibits filed therewith and all documents incorporated by reference therein not previously furnished to the Underwriters), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Underwriters as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriters may reasonably request. The Republic will also send to the Underwriters, as soon as practicable after the date of this Agreement and thereafter promptly from time to time, as many copies of the Final Prospectus (or any amendment or supplement thereto) as the Underwriters or dealers may reasonably request for the purposes required by the Securities Act; provided, that the Republic will print and distribute such copies to the Underwriters at the Underwriters’ expense pursuant to Section 13 hereof.

(c)   Delivery of Amendments and Supplements. During such period (not exceeding 90 days) after the commencement of the offering of the Securities as the Underwriters may be required by law to deliver a prospectus, if any event relating to or affecting the Republic, or of which the Republic shall be advised in writing by the Underwriters, shall occur, which in the Republic’s opinion should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare and furnish to the Underwriters and the dealers named by the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case the Underwriters or any dealer are required to deliver a prospectus after the expiration of 90 days after the commencement of the offering of the Securities, the Republic, upon the request of the Underwriters or dealer, will furnish to the Underwriters or dealer at the expense of the Underwriters, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements or amendments to the Final Prospectus, complying with Section 10(a) of the Securities Act.

(d)   The Republic will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.

(e)   The Republic will advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) of the Securities Act and of any amendment or supplement to the Final Prospectus, the Registration Statement, or the Disclosure Package, or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, the Republic will use its best efforts to obtain the prompt removal thereof.

(f)    The Republic will use its best efforts to qualify the Securities for offer and sale under the Blue Sky or legal investment laws of such jurisdictions in the United States as the Underwriters may reasonably designate and under the legal investment laws of such jurisdictions

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outside the United States as the Republic and the Underwriters may agree upon, and the Republic will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions inside or outside the United States; provided, however, that the Republic shall not be required to (i) qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction other than as set forth in this Agreement and the Indenture or (ii) apply or obtain any approval other than the application for listing referred to in Section 8(c) below and assistance, if any, with the notification of any approval of the UKLA to other authorities within the European Economic Area in accordance with the terms of the Prospectus Directive (Directive 2003/71/EC) to permit the offering and sale of the Securities in certain jurisdictions in the European Economic Area except for those that have been obtained as of the date hereof. The Republic and the Underwriters acknowledge and agree that the Underwriters may offer the Securities in the United States, Uruguay, the United Kingdom and such other jurisdictions as may be mutually acceptable, subject to compliance with Schedule III hereto.

7.(A)	Covenants of the Underwriters

In connection with this offering, each Underwriter, severally and jointly, represents and covenants with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Republic, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided, that the prior written consent of the Republic shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

8.	Conditions Precedent

The obligations of the Underwriters hereunder and the right of the Republic to receive payment for the Securities from the Underwriters are subject to the accuracy, on the date hereof and on the Closing Date, of the representations and warranties of the Republic contained herein, to the performance by the Republic of its obligations hereunder required to be performed on or before the Closing Date, and to each of the following additional conditions precedent:

(a)   No Stop Orders, Etc. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date, and the Underwriters shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before or, to the knowledge of the Republic, threatened by the Commission.

Any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, and the Final Prospectus shall have been filed pursuant to the applicable provisions of Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(b) of this Agreement.

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(b)   Other Agreements. On or before the Closing Date, any other agreements necessary for the consummation of the transactions contemplated hereby and thereby shall have been executed and delivered by the respective parties thereto, all in a form and substance satisfactory to the Underwriters.

(c)   Listing. Application shall have been made to have the UKLA Document approved by the UK Listing Authority and admit the Securities to trading on the regulated market of the London Stock Exchange.

(d)   DTC. The Securities shall be deposited with a custodian of, and registered in the name of a nominee of, DTC on or prior to the Closing Date.

(e)   Legal Opinions. On or prior to the Closing Date, there shall have been delivered to the Underwriters legal opinions, dated the Closing Date, of:

(i)     Dr. Enrique Guerra, counsel to the Ministry of Economy and Finance of the Republic, substantially in the form of Exhibit A hereto;

(ii)   Guyer & Regules, special Uruguayan counsel to the Underwriters, in form and substance satisfactory to the Underwriters;

(iii)   Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, substantially in the form of Exhibit B hereto; and

(iv)   Shearman & Sterling LLP, special New York counsel to the Underwriters, in form and substance satisfactory to the Underwriters.

In giving its opinion, Shearman & Sterling LLP may rely upon the opinion of Guyer & Regules with respect to matters governed by the laws of Uruguay.

(f)    Resolution and Prior Approvals. On or prior to the Closing Date, there shall have been delivered to the Underwriters (i) certified copies of the Decree and the Ministry of Finance Resolution, together with certified English translations thereof and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and sale of the Securities, the execution of this Agreement and the Indenture and Decree and the Ministry of Finance Resolution, and all such approvals, authorizations, consents and orders shall be in full force and effect on the Closing Date.

(g)   Compliance. At the Closing Date, (i) there will have been, in the Underwriters’ reasonable judgment, no material adverse change, or any development involving a prospective material adverse change, in the (national or international) monetary, financial, economic or political condition of the Republic, other than as set forth in the Final Prospectus on the date of its issuance, that would materially impair the investment quality of the Securities; (ii) the representations and warranties of the Republic herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and (iii) there

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will have been delivered to the Underwriters certificates of duly authorized officials of the Republic, dated the Closing Date, to such effect as set forth in this Section 8(g), as applicable.

(h)   Certificates. On or prior to the Closing Date, there having been delivered to the Underwriters in form and substance satisfactory to the Underwriters, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Indenture and the Securities and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic.

(i)    Other Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such other documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(j)    Waiver. The Underwriters may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

9.	Closing

(a)   Issue of Securities. Not later than 10:00 a.m., New York City time on June 26, 2007, or such other time as may be agreed upon between the Underwriters and the Republic (the “Closing Date”), the Republic will issue and deliver one or more duly executed and authenticated Global Securities in an aggregate principal amount of Ps. 11,933,750,000. The Underwriters shall instruct DTC as to the allocation of interests in the Global Securities among the accounts of DTC participants.

(b)   Payment. Against such delivery, the Underwriters shall pay to the Republic in same-day funds the Purchase Price for the Securities, less the amounts referred to in Section 9(c) below, on the Closing Date in U.S. dollars to such account as shall be notified by the Republic to the Underwriters not later than three days prior to the Closing Date.

(c)   Commission. The Republic agrees to pay to the Underwriters a combined management and underwriting commission of 0.025% of the aggregate principal amount of the Securities in United States dollars at the exchange rate of Ps. 23.8675 per U.S. dollar. Such commission shall be deducted from the Purchase Price for the Securities as provided in Section 9(b), free and clear of any taxes, duties, governmental charges, levies, deductions or withholdings of any nature imposed by the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law, in which event the Republic shall pay such additional amount as shall result in the receipt by the recipients of such amounts as would have been received by them had no such deduction or withholding been required.

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10.	Indemnification and Contribution

(a)   Issuer’s Indemnity. The Republic agrees that it will indemnify and hold harmless each of the Underwriters and each of their affiliates, and individually each of their respective directors, officers, employees and controlling persons from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in the Disclosure Package, in the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for inclusion therein as set forth in the letter attached hereto in Exhibit C; and provided further, that the Republic has complied with its obligations to deliver the Final Prospectus (or any amendment thereof or supplement thereto) under Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b)   Underwriters’ Indemnity. Each of the Underwriters agrees to indemnify and hold harmless the Republic and its officials, including its authorized representative in the United States who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in the Disclosure Package, in the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for use in the preparation of the documents as set forth in the letter attached hereto as Exhibit C, and agrees to reimburse the Republic, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)   Notification. If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 10, the indemnified

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party shall promptly notify the indemnifying party in writing and the indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 10(a) hereof, any such firm shall be designated in writing by the Underwriters. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

(d)   Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is for any reason held by a court to be unavailable in accordance with its terms, the Republic, on one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, costs, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Republic, on one hand, and the Underwriters, on the other hand, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the amount referred to in Section 9(c) hereof bears to the initial public offering price of the Securities, and the Republic is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Underwriters shall not be required to contribute any amount in excess of the amount paid to the Underwriters pursuant to Section 9(c) hereof. For purposes of this Section 10(d), each director, officer, employee and controlling person of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters and each official of the Republic who signs the Registration Statement shall have the same rights to contribution as the Republic. Any party entitled to contribution shall, promptly after receipt of

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notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other than under this paragraph (d).

11.	Default of Underwriters

If any of the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter(s) shall be obligated to take up and pay for the Securities which the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter(s) agreed but failed to purchase shall exceed 30% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriter shall have the right to purchase all (but not less than all), but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriter(s) does not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Republic. In the event of any such default that does not result in a termination of this Agreement, either the Underwriters or the Republic shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 11.

12.	Underwriters Not Fiduciaries.

The Republic acknowledges and agrees that:

(a)   the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Republic, on the one hand, and the Underwriters, on the other;

(b)   in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Republic;

(c)   the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Agreement; and

(d)   the Republic has consulted its own advisors to the extent it deemed appropriate.

To the fullest extent permitted by law, the Republic agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

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13.	Expenses

Subject to Section 10 hereof, the Republic agrees to pay (a) the fees and expenses of Uruguayan and United States counsel to the Republic and Banco Central in connection with the issuance of the Securities in connection with the preparation and filing of the Prospectus Supplement and the Disclosure Package, (b) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel for such parties), (c) the fees and costs incurred in connection with obtaining ratings of the Securities from rating agencies and (d) its out-of-pocket expenses. The Underwriters agree to pay all other expenses, including, without limitation, (a) the costs of converting the Prospectus Supplement and the Disclosure Package into EDGAR, (b) the costs of printing the Prospectus Supplement and the Disclosure Package, (c) the costs of distributing the Prospectus Supplement and the Disclosure Package, (d) the fees and expenses of Uruguayan and United States counsel to the Underwriters in connection with the issuance of the Securities, (e) all listing fees incurred in connection with the clearance of the Securities for book-entry transfer through DTC, (f) the listing and filing fees and similar expenses incurred in listing the Securities on each Stock Exchange including the fees paid to qualify the Securities with the UKLA and for listing on the London Stock Exchange, (g) the costs of tombstones, if any, (h) their out-of-pocket expenses, including any expenses associated with the due diligence review conducted by the Underwriters, and (i) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities.

14.	Termination

(a)   The Underwriters’ Ability to Terminate. Despite anything contained in this Agreement, the Underwriters may, by notice to the Republic (attention: Debt Management Office of the Ministry of Finance) given at any time prior to payment of the net subscription moneys for the Securities to the Republic (but, in the case of Section 14(a)(iii) and/or (v) hereof, only after consultation with the Republic), terminate this Agreement in any of the following circumstances:

(i) there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Section 5 hereof or any failure to perform in any material respect any of the Republic’s undertakings or agreements in this Agreement; or

(ii) any of the conditions specified in Section 8 hereof has not been satisfied or waived by the Underwriters and cannot be satisfied on or before the Closing Date; or

(iii) in the opinion of the Underwriters, there shall have been such a change in Uruguayan, United States or international financial, political or economic conditions as would in the Underwriters’ reasonable judgment be likely to prejudice materially the success of the offering and distribution of the Securities; or

(iv) on the Closing Date, the Republic shall fail to tender the Securities for delivery; or

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(v) trading in securities generally on the NYSE or of the debt securities of the Republic in the United States shall have been suspended or materially limited or a major disruption has occurred in the settlement or clearance of debt securities services in the United States and such event shall continue until at least the Business Day preceding the Closing Date, or a banking moratorium has been declared by either Federal or New York state or Uruguayan authorities and any such event shall make it impractical to proceed with the closing.

(b)   Consequences of Termination. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except for the liability of the parties in relation to expenses as provided in Section 13 hereof, any liability arising before or in relation to such termination and the respective obligations of the parties pursuant to Section 15 hereof which would have continued had the arrangements for the subscription and issue of the Securities been completed.

15.	Survival of Representations and Obligations

The indemnity agreement set forth in Section 10 hereof, the obligations of the Republic under Section 13 hereof and the representations and warranties set forth in this Agreement shall continue in full force and effect despite completion of the arrangements for the sale and issuance of the Securities or any investigation made by or on behalf of the Underwriters or the Republic.

16.	Notices

Any communication shall be given in writing and shall be delivered or telexed or sent by facsimile transmission, in the case of notices to the Republic, to it at:

República Oriental del Uruguay

c/o Debt Management Office,

Ministry of Finance

Colonia 1089 – Third Floor

112000 Montevideo

República Oriental del Uruguay

Fax No: 598-2-1712-2716

Attention: Director

and in the case of notices from the Republic, to the Underwriters at:

ABN AMRO Incorporated

55 East 52nd Street

New York, NY 10055

USA

Fax No:

Attention: Fixed Income Capital Markets – Latin America

Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

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New York, NY 10005

USA

Fax No: (212) 797-5158

Attention: Latin America Debt Capital Markets

Any such communication shall take effect, in the case of a letter, at the time of delivery, or in the case of telex or facsimile transmission, at the time of dispatch.

17.	Governing Law and Jurisdiction

(a)   Governing Law. This Agreement is governed by, and shall be construed in accordance with, the law of the State of New York.

(b)   Jurisdiction. The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, the Securities, the Disclosure Package or the Final Prospectus, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such service may be made by mailing or delivering a copy of such process to the Republic in care of the Process Agent at the address specified above for the Process Agent, and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in the Borough of Manhattan, the City of New York by the mailing of copies of such process to itself at its address specified in Section 16 hereof.

(c)   Nothing in this Section 17 shall affect the right of the Underwriters to serve legal process in any other manner permitted by law or affect the right of the Underwriters to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

18.	Waiver of Sovereign Immunity

(a)   To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this

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Agreement, the Securities, the Disclosure Package or the Final Prospectus. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, the Securities, the Disclosure Package or the Final Prospectus. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (a) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic hereby reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act of 1976 with respect to actions brought against the Republic under U.S. federal securities laws or any state securities laws.

(b)   The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Securities, the Disclosure Package or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

19.	Severability

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

20.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

21.	Successors

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the controlling persons referred to in Section 10 hereof and their respective administrators and successors, and no other person shall have any right or obligation hereunder. No purchaser of any Security from the Underwriters shall be deemed to be a successor or assign merely by reason of such purchase.

22.	Obligation of the Underwriters for Purposes of Uruguayan Law

In order to give effect to Section 17(a) hereof under the laws of the Republic, the Underwriters and the Republic hereby acknowledge that the primary obligation arising under this

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Agreement is the obligation on the part of the Underwriters to disburse the Purchase Price, subject to the adjustments referred to in Section 9(c) hereof, to or for the account of the Republic on the Closing Date against delivery of the Securities, subject to the terms and conditions set forth herein.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Republic a counterpart hereof, whereupon this instrument will become a binding agreement among the Republic and the Underwriters.

[SIGNATURE PAGES FOLLOW]

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Very truly yours,

REPÚBLICA ORIENTAL DEL URUGUAY

By:	/s/ Carlos Sténeri Name: Carlos Sténeri Title: Head of Debt Management Office

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The foregoing Agreement is

hereby confirmed and accepted

as of the date hereof

ABN AMRO INCORPORATED

By:	/s/ Pablo Venturino
	Name:	Pablo Venturino
	Title:	Managing Director

By:	/s/ Carlos Vargas
	Name:	Carlos Vargas
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Marcelo Blanco
	Name:	Marcelo Blanco
	Title:	Managing Director

By:	/s/ Carlos Mendoza
	Name:	Carlos Mendoza
	Title:	Director

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SCHEDULE I

Underwriting Agreement dated:	June 21, 2007
Indenture:	Indenture, dated as of May 29, 2003, among República Oriental del Uruguay, as Issuer, Banco Central del Uruguay, as Financial Agent, and The Bank of New York, as trustee.
The Underwriters and their addresses:

ABN AMRO Incorporated

55 East 52nd Street

New York, NY 10055

USA

Attention: Fixed Income Capital Markets – Latin America

Fax:

Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

New York, NY 10005

USA

Attention: Latin America Debt Capital Markets

Fax: (212) 797-5158

Title and description of Securities: Title: Aggregate principal amount: Interest payable from: Interest payment dates: Maturity date:	3.70% UI Bonds due 2037 Ps. 11,933,750,000 June 26, 2007 June 26 and December 26 of each year, beginning December 26, 2007, with a final interest payment on the maturity date June 26, 2037
Payment of Principal:

Principal, as adjusted to reflect Uruguayan inflation from June 26, 2007 to its repayment date, will be made in three equal installments on June 26, 2035, June 26, 2036 and at maturity. Principal will be converted to and payment of principal will be made in United States dollars. For this purpose, the calculation agent will multiply the outstanding principal amount of the Bonds being repaid in Uruguayan pesos by a fraction the numerator of which is the value of one UI in Uruguayan pesos as of the repayment date and the denominator of which is Ps. 1.6846, being the value of one UI expressed in Uruguayan pesos on the date of issuance of the Bonds.

Payment of Interest	Amounts due in respect of interest will be paid

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semi-annually in arrears. Each of the interest payments will be payable at an annual rate of 3.70% on the outstanding principal amount of the Securities as adjusted to reflect Uruguayan inflation from the Closing Date through the relevant interest payment date. For this purpose, The Bank of New York, as the Calculation Agent, will multiply the outstanding principal amount of the Securities in Uruguayan pesos by a fraction the numerator of which is the value of one UI expressed in Uruguayan pesos as of the relevant interest payment date and the denominator of which is Ps. 1.6846 the value of one UI expressed in Uruguayan pesos on the Closing Date. Interest on the Securities will be calculated on the basis of a 360-day year of twelve 30-day months.

Conversion of Payment Amounts

All amounts due in respect of principal and interest will be paid in United States dollars, calculated by the Calculation Agent by exchanging the Uruguayan peso amounts into United States dollars at the applicable exchange rate on the applicable rate calculation date.

Currency of payment: Form(s) and denomination(s):

United States Dollars

One or more global securities deposited with a custodian for, and registered in the name of a nominee of the Depository Trust Company and in denominations of Uruguayan pesos 1,000 or integral multiples thereof.

Underwriting Commission	0.025% of aggregate principal amount of Securities payable in United States Dollars
Purchase Price (less the Underwriting Commission):	US$ 499,875,000 (using the exchange rate for conversion of Uruguayan pesos into U.S. dollars of Ps. 23.8675 per U.S. dollar)
Initial public offering price:	US$ 500,000,000 (plus accrued interest, if any)
Manner of payment:	Wire transfer of immediately available funds
Closing Date, time and location:	10:00 A.M. (New York City time) on June 26, 2007 in New York City

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Listing:

Application will be made to admit the Securities to the Official List of the United Kingdom Listing Authority and to admit the Securities to trading on the regulated market of the London Stock Exchange.

Calculation Agent	The Bank of New York

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SCHEDULE II

Underwriters	Securities	%
ABN AMRO Incorporated	Ps. 5,966,875,000	50%
Deutsche Bank Securities Inc.	Ps. 5,966,875,000	50%
Total	Ps. 11,933,750,000	100%

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SCHEDULE III

Selling Restrictions

1.            General. By their purchase and acceptance of the Securities issued under this Agreement to which these selling restrictions are scheduled, the Underwriters represent, warrant and agree that they will observe all applicable laws and regulations in any jurisdiction in which they may offer, sell or deliver Securities; and they will not directly or indirectly offer, sell, resell, reoffer or deliver Securities or distribute any prospectus, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations, and all actions or measures so taken shall be at the sole expense of the Underwriters. The Underwriters also acknowledge and agree that they are not authorized to give any information on or to make any representation not contained in the Final Prospectus or the Disclosure Package in connection with the offer and sale of the Securities.

No action has been or will be taken by the Underwriters or the Republic that would permit a public offering of the Securities or possession or distribution of the Final Prospectus, the Disclosure Package, or any other offering or publicity material relating to the Securities, in any country or jurisdiction in which action for that purpose is required (other than the United States).

Except for registration under the Securities Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Underwriters and the Republic may agree to pursuant to Section 7(f) hereof, the Republic shall not have any responsibility for obtaining, and the Underwriters agree with the Republic that they and their respective affiliates will obtain any consent, approval or authorization required for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

2.            The United States of America. The Underwriters, on behalf of themselves and their affiliates that participate in the distribution of the Securities, represent and agree that they and each such affiliate have complied with all applicable provisions of the Securities Act, the United States Securities Exchange Act of 1934, as amended, and applicable Blue Sky or state securities laws.

3.            European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any Bonds may not be made in that Relevant Member State unless and until a prospectus within the meaning of the Prospectus Directive has, in the case of the United Kingdom, been approved by the UKLA and published or, in the case of any other Relevant Member States “passported” into that Relevant Member State in accordance with the

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Prospectus Directive, except that an offer to the public in that Relevant Member State of any Bonds may be made at any time under the following exemptions under the Prospectus Directive:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	an offer addressed to fewer than 100 natural or legal persons in that Relevant Member State (other than Qualified Investors); or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to the Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the Bonds to be offered so as to enable an investor to decide to purchase such Bonds, as the same may be further defined in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” includes any relevant implementing measure in each Relevant Member State.

   4.            United Kingdom. The underwriters have represented and agreed that: (i) they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”) received by them in connection with the issue or sale of any Bonds in circumstances in which Section 21(1) of the FSMA does not apply to Uruguay and (ii) they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the Bonds in, from or otherwise involving the United Kingdom.

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SCHEDULE IV

Filed Pursuant to Rule 433

Registration Statement No.333-142594

June 21, 2007

Issuer Free Writing Prospectus

República Oriental del Uruguay

Ps. 11,933,750,000 of 3.70% UI Bonds due 2037

Final Terms and Conditions as of June 21, 2007

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Issuer	República Oriental del Uruguay
Title	3.70% UI Bonds due 2037
Ratings	B1/B+/B+
Principal Amount	Ps. 11,933,750,000
Maturity date	June 26, 2037
Settlement date	June 26, 2007
Public Offering Price	100% of the principal amount. The Issue Price will be payable in US dollars based on an exchange rate of 23.8675 Uruguayan pesos per 1.00 US Dollar.
Interest	3.70% per annum, payable semi-annually in arrears in US dollars.
Payment of Interest

Interest will accrue and be paid semi-annually in arrears. Each of the interest payments will be payable at an annual rate of 3.70% on the outstanding principal amount of the Bonds as adjusted to reflect Uruguayan inflation from the issuance date through the relevant interest payment date. For this purpose, The Bank of New York, as the Calculation Agent, will multiply the outstanding principal amount of the Bonds in Uruguayan pesos by a fraction the numerator of which is the value of one UI expressed in Uruguayan pesos as of the relevant interest payment date and the denominator of which is Ps. 1.6846, being the value of one UI expressed in Uruguayan pesos on the date of issuance of the Bonds.

Interest Payment Dates	Interest payment dates on June 26 and December 26, starting on December 26, 2007.
Payment of Principal

Principal will be repaid in three nominally equal installments on June 26, 2035, June 26, 2036 and at maturity. The nominal principal amount repaid in each installment will be adjusted to reflect Uruguayan inflation from June 26, 2007 to the applicable repayment date and will be converted to and paid in US dollars. For this purpose, the Calculation Agent will multiply the outstanding principal amount of the Bonds being repaid in Uruguayan pesos by a fraction the numerator of which is the value of one UI in Uruguayan pesos as of such repayment date and the denominator of which is Ps. 1.6846, being the value of one UI expressed in Uruguayan pesos on the date of issuance of the Bonds.

Conversion of Payment Amounts

All amounts due in respect of principal or interest will be paid in US dollars, calculated by the Calculation Agent by exchanging the Uruguayan peso amounts into US dollars at the average interbank exchange rate for the conversion of Uruguayan pesos into US dollars as published by Banco Central del Uruguay as the bid-side rate for the period of twenty business days ending two business days prior to the relevant payment date.

Denominations	Ps.1,000 and integral multiples thereof.
Day count	30/360
Type	SEC Registered; Global
Governing Law	New York
Listing	Application will be made to admit the Bonds to the Official list of the United Kingdom Listing Authority and to the regulated market of the London Stock Exchange.
Joint Bookrunners/Allocation	ABN AMRO Incorporated (50%) Deutsche Bank Securities Inc. (50%)

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A preliminary prospectus supplement of Uruguay accompanies this free-writing prospectus and is available from the SEC’s website at: http://www.sec.gov/Archives/edgar/data/102385/000095012307008971/y36321e424b3.htm

The following additional information of Uruguay and regarding the Bonds is available from the SEC’s website and also accompanies this free-writing prospectus:

http://www.sec.gov/Archives/edgar/data/102385/000090342307000611/repofuruguay-18ka_0620.htm

http://www.sec.gov/Archives/edgar/data/102385/000090342307000611/repofuruguay-18kaex99e_0620.htm

http://www.sec.gov/Archives/edgar/data/102385/000095012307008117/y35546e18vk.htm

http://www.sec.gov/Archives/edgar/data/102385/000095012307008117/y35546exv99wd.htm

http://www.sec.gov/Archives/edgar/data/102385/000090342307000452/repofuruguay-sbmef_0503.htm

http://www.sec.gov/Archives/edgar/data/102385/000090342306000045/repofuruguayform18ka5_01-17.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling ABN AMRO Incorporated at 1-888-226-3754 or Deutsche Bank Securities Inc. at 1-800-503-4611 or from outside the U.S. to 1-212-409-7553.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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Exhibit A

to the Underwriting Agreement

Form of Opinion of Dr. Enrique Guerra, Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

[letterhead]

ABN AMRO Incorporated.

55 East 52nd Street

New York, NY 10055

USA

Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

New York, NY 10005

USA

as Underwriters under the

Underwriting Agreement referred to below

The Bank of New York

101 Barclay Street

New York, NY 10286

USA

as Trustee pursuant to the

Indenture referred to below

June 26, 2007

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 8(e)(i) of the Underwriting Agreement dated June 21, 2007 (the “Underwriting Agreement”) among República Oriental del Uruguay (the “Republic”) and ABN AMRO Incorporated and Deutsche Bank Securities Inc. (the “Underwriters”) relating to the issuance and sale by the Republic of Ps. 11,933,750,000 aggregate principal amount of its 3.70% UI Bonds due 2037 (the “Securities”). The Securities are to be issued pursuant to an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central del Uruguay (“Banco Central”), as the Republic’s financial agent, and The Bank of New York, as trustee (the “Trustee”). The Securities, the Underwriting Agreement and the Indenture (collectively, the “Agreements”), are more fully described in the Registration Statement, the Disclosure Package and the Final Prospectus prepared by the Republic in

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connection with the issuance of the Securities. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

I have acted in my capacity as counsel to the Republic in connection with the Agreements and issuance of the Securities. I or attorneys on my staff am or are familiar with the organization and affairs of the Republic, and its legal affairs are encompassed by my duties as counsel to the Republic. In connection with this opinion I have examined:

1.	the Agreements and form of the Securities;
2.	the Registration Statement, the Disclosure Package and the Final Prospectus;
3.	the Constitution of the Republic, Law 17,947 of December 27, 2005, the Decree and the Ministry of Finance Resolution;
4.	the information furnished by the Debt Department of the Ministry of Economy and Finance

and such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as I have deemed necessary as a basis for the opinions hereinafter expressed.

I have assumed for purposes of this opinion: (i) that the Agreements and all other documents to be executed and delivered thereunder have been duly authorized, executed and delivered by Banco Central, the Underwriters and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into each Agreement to which it is a party; (ii) the authenticity of all documents examined by me (and the completeness of and conformity to the originals of any copies thereof submitted to me) and the genuineness of all signatures; (iii) that the Underwriting Agreement has not been terminated pursuant to Section 14 thereof; and (iv) that the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements, and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than the Republic) is a party or by which it is bound.

Based upon the foregoing, I am of the opinion that:

(a)          Banco Central is an autonomous state entity duly organized and validly existing under the laws of the Republic.

(b)          The Republic has full power and authority to execute and deliver each of the Underwriting Agreement and the Securities and each of the other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

(c)          Banco Central has full power and authority under the laws of the Republic to execute and deliver each of the documents and instruments to be executed and delivered by it under the Indenture, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed and observed.

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(d)          The issuance and sale of the Securities and the execution and delivery of the Underwriting Agreement and the Securities by the Republic and each of the other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

(e)          The execution and delivery of all documents to be executed and delivered by Banco Central under the Indenture and the performance of its obligations thereunder have been duly authorized by Banco Central. The Indenture has been duly executed and delivered by Banco Central and constitutes the legal, valid and binding obligation of Banco Central in its capacity as financial agent of the Republic, enforceable against Banco Central in accordance with its terms, and conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(f)           Each of the Underwriting Agreement and the Indenture has been duly authorized, executed and delivered on behalf of the Republic and constitutes a legal, valid and binding obligation of the Republic enforceable against the Republic in accordance with the terms thereof. The Securities have been validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the Underwriting Agreement, will be legal, valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(g)          The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance, sale and delivery of the Securities and the consummation of the other transactions contemplated by the Agreements (and compliance with the terms thereof) do not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation or decree, or to the best of my knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) to the best of my knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any fiscal agency agreement, trust deed, contract, agreement or instrument to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective assets or properties are bound or (iii) to the best of my knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

(h)          The execution, delivery and performance of the Indenture by Banco Central, the consummation of the other transactions contemplated by the Indenture (and compliance with the terms thereof) do not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree or, to the best of my knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon Banco Central, (ii) to the best of my knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which Banco Central is a party or by which it or its properties or assets are bound or (iii) to the best of my knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

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(i)           No consent, approval (including, but not limited to, exchange control approval), authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements, or for the issue, sale, delivery and performance of the Securities as contemplated therein and in the Registration Statement, the Disclosure Package and the Final Prospectus, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements and by Banco Central with the terms of the Indenture, or for the validity or enforceability of the Agreements against the Republic and of the Indenture against Banco Central, except the Decree, the Ministry of Finance Resolution, which have been duly obtained and are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(j)           Other than as described in the Registration Statement, the Disclosure Package or the Final Prospectus, there is no pending or, to the best of my knowledge after due inquiry, threatened action or proceeding (foreign or domestic) against or affecting the Republic or Banco Central or any National Governmental Agency which, if determined adversely to the Republic or Banco Central or any such National Governmental Agency, would individually or in the aggregate materially adversely affect the financial condition or revenues and expenditures of the Republic or Banco Central or would materially adversely affect the ability of the Republic to perform its obligations under the Agreements or the ability of the Banco Central to perform its obligations under the Indenture or which are otherwise material in the context of the issuance of the Securities.

(k)          The execution and delivery and performance of the Underwriting Agreement, the Indenture and the other documents referred therein, and the issuance and sale of the Securities and performance of the terms thereof by the Republic constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against the Republic of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for the enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of immunity by the Republic contained in Section 18 of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 15(d) of the Terms and

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Conditions of the Securities, the appointment by the Republic of a process agent in Section 17(b) of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 15 of the Terms and Conditions of the Securities, the consent by the Republic to the jurisdiction of the courts specified in such Sections and paragraphs and the provisions in these Sections and paragraphs that the laws of the State of New York shall govern the Underwriting Agreement, the Indenture, and the Securities, are irrevocably binding on the Republic.

(l)           The execution and delivery by Banco Central of the Indenture and the other documents required thereunder to be delivered by Banco Central, and the performance by Banco Central of the terms thereof, constitute private and commercial acts rather than public and governmental acts. Under the laws of the Republic, neither Banco Central nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). Any judgment against Banco Central of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court. Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy. The waiver of inconvenient forum and waiver of immunity by Banco Central contained in Section 9.7 of the Indenture, the appointment of a process agent contained Section 9.7 of the Indenture, the consent by Banco Central to the jurisdiction of the courts specified in such Section and the provisions in that Section that the law of the State of New York shall govern the Indenture are valid and binding on Banco Central.

(m)         After being translated into Spanish by an official translator, the Underwriting Agreement, the Indenture and the Securities will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic and Banco Central, as applicable.

(n)          There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be registered, filed or recorded with or submitted to any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

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(o)          The Securities are the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic has been pledged for the due and punctual payment of the principal of, interest on, and any additional amount required to be paid with respect to the Securities and the performance of the covenants therein contained; the Securities rank pari passu in priority of payment, in right of security and in all other respects with all other Foreign Debt (as defined in the Terms and Conditions of the Securities) with respect to the Republic now outstanding (except to the extent any such other Foreign Debt ranks above such obligations solely by reason of Liens (as defined in the Terms and Conditions of the Securities)).

(p)          When issued, the Securities and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon.

(q)          The Underwriters are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to payments received by the Underwriters, as contemplated in the Underwriting Agreement.

(r)           It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreements.

(s)           All statements in the Registration Statement, the Disclosure Package and the Final Prospectus, with respect to the laws of the Republic are true and correct as of their respective dates and the date hereof and the information stated in the Registration Statement, the Disclosure Package and the Final Prospectus, with regard to the Republic has been included on the authority of the Republic and it is duly authorized to do so under the laws of the Republic.

(t)           The statements in the Registration Statement and the Final Prospectus under the captions “Description of the Securities” and “Description of the Securities,” respectively, insofar as such statements constitute a summary of the documents or matters referred to therein, taken as a whole, are an accurate summary of such documents and matters.

(u)          Based upon due inquiry of officials of the Republic and Banco Central involved in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, I believe that the Registration Statement, the Disclosure Package and the Final Prospectus (except for financial information and other financial data contained or incorporated therein, as to which I am not called upon to express any belief), did not and do not, as of their respective dates of issuance, the date hereof, the Initial Sale Time, the Effective Time and the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such dates, not misleading.

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(v)          The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement, the Disclosure Package or the Final Prospectus.

My opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

The opinions expressed herein are limited to questions arising under the laws of the Republic. This opinion letter is furnished to you in your capacity as the Underwriters under the Underwriting Agreement and is solely for your benefit as such. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

___________________________________

Dr. Enrique Guerra

Counsel to the Ministry of

Economy and Finance of the

Republic of Uruguay

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Exhibit B

to the Underwriting Agreement

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP,

special New York counsel for the Republic

Writer's Direct Dial: +49 69 97103-190 E-Mail: adelacruz@cgsh.com

June 26, 2007

ABN AMRO Incorporated 55 East 52nd Street New York, New York 10055 USA Deutsche Bank Securities Inc. 60 Wall Street, 5th Floor New York, New York 10005 USA
as Underwriters under the Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (No. 333-142594), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of Ps. 11,933,750,000 aggregate principal amount of the Republic’s 3.70% UI Bonds due 2037 (the “Securities”), to be issued under an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central del Uruguay (“Banco Central”), as financial agent of the Republic, and The Bank of New York, as trustee (the “Trustee”). Such registration statement, as amended as of June 20, 2007, the date on which the most recent Form 18-K/A was filed as an amendment thereto, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated June 5, 2006, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Basic Prospectus;” the preliminary prospectus supplement dated June 21, 2007, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated June 21, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Basic Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Basic Prospectus and the Final

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Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished to you pursuant to Section 8(e)(iii) of the Underwriting Agreement dated as of June 21, 2007 (the “Underwriting Agreement”) among the Republic and ABN AMRO Incorporated and Deutsche Bank Securities Inc. (the “Underwriters”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;
(b)	the Registration Statement and the documents incorporated by reference therein;
(c)	the Pricing Prospectus and the documents incorporated by reference therein and the documents listed in Schedule I hereto;
(d)	the Final Prospectus and the documents incorporated by reference therein;
(e)	a facsimile copy of the Securities in global form as executed by the Republic;
(f)	an executed copy of the Indenture; and
(g)	the documents delivered to you by the Republic and Banco Central at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such instruments and other certificates of public officials, officers and representatives of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine and (ii) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

(1)          The Underwriting Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

(2)          The Indenture has been duly executed and delivered by each of the Republic and Banco Central under the law of the State of New York and is a valid, binding and enforceable agreement of each of the Republic and Banco Central.

(3)          The Global Security has been duly executed and delivered by the Republic under the law of the State of New York, and, assuming that the Global Security has been duly

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authenticated in accordance with the terms of the Indenture and the Global Security has been paid for in accordance with the terms of the Underwriting Agreement, the Global Security is a valid, binding and enforceable obligation of the Republic, entitled to the benefits of the Indenture.

(4)          The statements set forth under the heading “Description of the Securities” in the Basic Prospectus and under the heading “Description of the Bonds” in the Final Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions, and the statements made in the Final Prospectus under the heading “Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

(5)          The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Republic of its obligations in the Underwriting Agreement will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws).

(6)          Assuming validity under the laws of Uruguay, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section 17(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph 15(b) of the Terms and Conditions of the Securities (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, the City of New York in any action arising out of or related to the Underwriting Agreement, the Indenture or the Securities, (ii) validly appointed CT Corporation System as its initial authorized agent but solely for the purposes and subject to the limitations described in Section 17(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph 15(b) of the Terms and Conditions of the Securities and (iii) to the fullest extent permitted by law, validly and irrevocably waived the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic or Banco Central, (i) we have assumed that the Republic, Banco Central and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic or Banco Central regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable with respect to such agreement or obligation), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

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We express no opinion as to the enforceability of Paragraph 16 of the Terms and Conditions of the Securities relating to currency indemnity.

The enforceability of the waiver of immunities by the Republic set forth in Section 18(a) of the Underwriting Agreement, Section 9.7(d) of the Indenture, and Paragraph 15(d) of the Terms and Conditions of the Securities, is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that the designations in Section 17(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph 15(b) of the Terms and Conditions of the Securities of the United States federal courts located in the Borough of Manhattan, the City of New York as the venue for actions or proceedings relating to the Underwriting Agreement, the Indenture or the Securities, respectively, are (notwithstanding the waivers in Section 17(b) of the Underwriting Agreement, Section 9.7(b) of the Indenture and Paragraph 15(b) of the Terms and Conditions of the Securities) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as the Underwriters, solely for your benefit in your capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

Andrés de la Cruz, a Partner

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SCHEDULE I

•	Issuer Free Writing Prospectus dated June 21, 2007, setting forth the final terms and conditions of the Securities, filed pursuant to Rule 433.

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Writer's Direct Dial: +49 69 97103-190 E-Mail: adelacruz@cgsh.com

June 26, 2007

ABN AMRO Incorporated 55 East 52nd Street New York, New York 10055 USA Deutsche Bank Securities Inc. 60 Wall Street, 5th Floor New York, New York 10005 USA
as Underwriters under the Underwriting Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s offering pursuant to a registration statement (No. 333-142594), filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of Ps. 11,933,750,000 aggregate principal amount of the Republic’s 3.70% UI Bonds due 2037 (the “Securities”), to be issued under an Indenture dated as of May 29, 2003 (the “Indenture”) among the Republic, Banco Central del Uruguay (“Banco Central”), as financial agent of the Republic, and The Bank of New York, as trustee (the “Trustee”). Such registration statement, as amended as of June 20, 2007, the date on which the most recent Form 18-K/A was filed as an amendment thereto, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated June 5, 2006, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Basic Prospectus;” the preliminary prospectus supplement dated June 21, 2007, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated June 21, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Basic Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus” and the Basic Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished to you pursuant to Section 8(e)(iii) of the Underwriting Agreement dated as of June 21, 2007 (the “Underwriting Agreement”) among the Republic and ABN AMRO Incorporated and Deutsche Bank Securities Inc. (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference therein and the documents listed

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in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference therein or the documents listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference therein or the documents identified in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statement, the Pricing Prospectus and the Final Prospectus have been included therein on the authority of officials of the Republic and of Banco Central, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statement, the Pricing Prospectus or the Final Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special New York counsel to the Republic in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents listed in Schedule I hereto, we participated in conferences and telephone conversations with officials of the Republic and Banco Central, your representatives and representatives of your New York and Uruguayan counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus portions of certain documents incorporated by reference therein and the documents listed in Schedule I hereto and related matters were discussed, and we reviewed certain documents furnished to us by the Republic and Banco Central.

Based on our participation in such conferences and conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a)          The Registration Statement (except the financial, accounting and statistical data included therein, as to which we express no view), as of June 20, 2007, the date on which the most recent Form 18-K/A was filed as an amendment thereto, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

(b)          The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Republic’s Annual Report on Form 18-K for Fiscal Year ended 2004 (the “Annual Report”), as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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(c)          No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of June 20, 2007, the date on which the most recent Form 18-K/A was filed as an amendment thereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)          No information has come to our attention that causes us to believe that the Pricing Prospectus , including the documents incorporated by reference therein, considered together with the amount and the price to the public of the Securities set forth on the front cover of the Final Prospectus Supplement, the statements under the heading “Description of the Securities” and “Description of the Bonds” in the Basic Prospectus and the Final Prospectus Supplement, respectively, and the documents listed in Schedule I hereto (except in each case the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), at 3:05 p.m. New York City Time on June 21, 2007, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)          No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and no stop order with respect thereto has been issued, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened, by the Commission.

We are furnishing this letter to you as the Underwriters, solely for your benefit in your capacity as Underwriters in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

Andrés de la Cruz, a Partner

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SCHEDULE I

•	Issuer Free Writing Prospectus dated June 21, 2007, setting forth the final terms and conditions of the Securities, filed pursuant to Rule 433.

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Exhibit C

to the Underwriting Agreement

Form of the Underwriters’ Blood Letter

[letterhead]

República Oriental del Uruguay

C. Correo 1467

11100 Montevideo

República Oriental del Uruguay

June 26, 2007

República Oriental del Uruguay

Ps. 11,933,750,000 3.70% UI Bonds due 2037

Ladies and Gentlemen:

This letter is delivered to you, in connection with the Disclosure Package relating to the offering of Ps. 11,933,750,000 aggregate principal amount of your 3.70% UI Bonds due 2037 (the “Securities”) by ABN AMRO Incorporated and Deutsche Bank Securities Inc. (the “Underwriters”), to be made pursuant to the underwriting agreement dated June 21, 2007 among the República Oriental del Uruguay (the “Republic”) and the Underwriters (“Underwriting Agreement”). Unless otherwise defined herein, terms used as defined herein shall have the meaning ascribed in the Underwriting Agreement.

We hereby confirm that the following information appearing in the Prospectus Supplement has been furnished by the Underwriters to you for use in the Prospectus Supplement:

(a)          The information with respect to the offering in the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement;

(b)          The information in the sixth paragraph related to overallotment and stabilization transactions under the heading “Plan of Distribution” in the Prospectus Supplement; and

(c)          The information in the ninth paragraph related to the Underwriters’ investment banking and advisory services for the Republic under the heading “Plan of Distribution” in the Prospectus Supplement.

[signature page follows]

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Very truly yours,

ABN AMRO INCORPORATED

By:

Name:

Title:

By:

Name:

Title:

DEUTSCHE BANK SECURITIES INC.

By:

Name:

Title:

By:

Name:

Title:

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